Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Senior Securities of Barings BDC” and “Experts” in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-14 No. 333-248817) of Barings BDC, Inc., and to the incorporation by reference therein of our reports (a) dated February 27, 2020, with respect to the consolidated financial statements of Barings BDC, Inc. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and with respect to the effectiveness of the internal control over financial reporting of Barings BDC, Inc. as of December 31, 2019 included in its Annual Report (Form 10-K) for the year ended December 31, 2019; (b) dated April 6, 2017, with respect to the senior securities table of Barings BDC, Inc. as of December 31, 2016 and 2015 included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-14 No. 333-248817), both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina
November 20, 2020